December 22, 2016

Sparrow Funds

211 North Broadway, Suite 2080

St. Louis, Missouri  63102

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 14 to the Sparrow Funds Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 32 to the Registration Statement (the “Amendment”).  We also consent to all references to us in the Amendment.

Sincerely,

/s/ JoAnn Strasser

JoAnn Strasser

791384.